UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 24, 2005

Black Box Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-18706	95-3086563

(Commission File Number)	(IRS Employer Identification No.)

1000 Park Drive
Lawrence, Pennsylvania	15055

(Address of Principal Executive Offices)	(Zip Code)

(724) 746-5500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On January 24, 2005, Black Box Corporation of Pennsylvania (“BBCPA”) and SF Acquisition Co. (“Purchaser” and together with BBCPA, the “Borrowers”), each subsidiaries of Black Box Corporation (“Parent”), Parent and certain subsidiaries owned, directly or indirectly, by Parent (collectively, with Parent, the “Guarantors” and, together with the Borrowers, the “Loan Parties”) entered into a revolving senior credit facility (the “Acquisition Facility”) in the form of a Second Amended and Restated Credit Agreement (the “Credit Agreement”) with Citizens Bank of Pennsylvania, as administrative agent (“Agent”), and certain other lender parties (together with the Agent, the “Lenders”).

     Borrowings under the Acquisition Facility are permitted up to a maximum amount of $240,000,000, including up to $15,000,000 of swingline loans and $25,000,000 of letters of credit. The Acquisition Facility may be increased by Borrowers up to an additional $60,000,000 with the approval of the Lenders and may be unilaterally and permanently reduced by Borrowers to not less than the then outstanding amount of all borrowings (including letters of credit and swingline loans) under the Acquisition Facility upon not less than 10 days written notice.

     Borrowings under the Acquisition Facility were and will be used to consummate the Offer and Merger (each defined in Item 2.01 below), to refinance the existing credit facility of BBCPA, to repay all amounts due under Norstan’s (defined in Item 2.01 below) current credit facility, to allow Parent to consummate additional acquisitions, to provide Parent funds for the repurchase of its common stock and for other general corporate purposes.

     The Acquisition Facility is unsecured, but is guaranteed by Parent and all of Parent’s directly and indirectly owned subsidiaries that are incorporated (or organized) under the laws of the District of Columbia or under the laws of any state or commonwealth of the United States.

     Interest on outstanding indebtedness under the Acquisition Facility currently accrues, at the Company’s option, at a rate based on either: (a) the greater of (i) the prime rate per annum of Agent then in effect and (ii) 0.50% plus the rate per annum announced by the Federal Reserve Bank of New York as being the weighted average of the rates on overnight Federal funds transactions arranged by Federal funds brokers on the previous trading day or (b) a rate per annum equal to the LIBOR rate plus 0.75% to 1.50% (determined by a leverage ratio based on Parent’s EBITDA).

     The Acquisition Facility matures on August 31, 2008 and requires compliance with conditions precedent that must be satisfied prior to any borrowing as well as ongoing compliance with certain affirmative and negative covenants applicable to the Loan Parties, including Norstan and its domestic subsidiaries after the Merger.

     Conditions precedent to the effectiveness of the Acquisition Facility and the initial borrowing were satisfied on January 24, 2005. Conditions precedent to any subsequent borrowings include the accuracy, in all material respects, of the representations and warranties made by the Loan Parties as well as the absence of any potential default or event of default.

     The Acquisition Facility contains certain affirmative covenants, including covenants regarding the delivery of financial information, use of proceeds and continuation of similar line of business. It also contains certain negative covenants, including those restricting (with exceptions) liens, indebtedness, investments, dividends (while in default), sale-leasebacks, mergers or acquisitions or capital expenditures (while in default).

     The Acquisition Facility specifically permitted the Parent and Purchaser to complete the Offer and consummate the Merger, notwithstanding the foregoing covenants. The Acquisition Facility obligates the Loan Parties to satisfy financial covenants regarding Parent’s consolidated net worth, leverage ratio and fixed charge coverage ratio.

     The Acquisition Facility also contains customary events of default, including breaches of representations and warranties, the failure to comply with material covenants, a default on other indebtedness in excess of $2,000,000, a change of control of Parent or the failure of Parent to own, directly or indirectly, 100% of the outstanding stock of Borrowers.

     In connection with the Acquisition Facility, no Loan Party, is permitted, without the consent of the Lenders holding a majority of the commitments under the Acquisition Facility, which consent may not be unreasonably withheld, to purchase or repurchase Parent capital stock from January 24, 2005 through and including July 24, 2005.

     As a result of the Merger, Norstan assumed the obligations of Purchaser under the Acquisition Facility and became a Borrower.

     The foregoing description of the Credit Agreement is qualified in its entirety by the full text of the Credit Agreement filed as Exhibit 10.1 hereto.

Item 2.01 Completion of Acquisition or Disposition of Assets.

     On January 25, 2005, as a result of a tender offer (the “Offer”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated as of December 20, 2004 by and among Parent, Purchaser and Norstan, Inc., a Minnesota corporation (“Norstan” or the “Company”), Purchaser acquired approximately 86 percent of the outstanding common stock, par value $0.10 per share, and any associated common stock purchase rights (collectively, the “Shares”), of the Company, giving Parent control of the Company. The consideration for each Share was $5.60 in cash.

     Additionally, on January 25, 2005 (the “Effective Time”), pursuant to the Merger Agreement, Purchaser was merged with and into the Company (the “Merger”). As a result of the Merger, all Shares outstanding immediately prior to the Effective Time (other than Shares held by a holder who has properly perfected statutory dissenters’ rights or by the Company, Purchaser or Parent, or any of their respective subsidiaries), were converted into the right to receive $5.60 per Share in cash, without interest (the “Merger Consideration”). As a result of the consummation of the Merger, the separate corporate existence of the Purchaser has terminated, and the Company has become a wholly owned subsidiary of Parent.

     The purchase price for the Shares was determined in arm’s-length negotiations between Parent and the Company.

     Funds for payment of the Shares purchased in the Offer and the Merger were obtained pursuant to the Acquisition Facility described in Item 1.01 of this Form 8-K, which description is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The information set forth above under Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

     (a) Financial Statements of Business Acquired. In accordance with Item 9.01(a) of Form 8-K, the financial statements for Norstan, Inc. required pursuant to Regulation S-X will be filed by amendment to this Form 8-K on or before April 12, 2005.

     (b) Pro Forma Financial Information. In accordance with Item 9.01(b) of Form 8-K, the pro forma financial information required pursuant to Regulation S-X will be filed by amendment to this Form 8-K on or before April 12, 2005.

     (c) Exhibits. The following exhibits are being filed in accordance with Item 601 of Regulation S-K and General Instruction B.2 to this Form:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 20, 2004, by and among Black Box Corporation, SF Acquisition Co. and Norstan, Inc.[1]

10.1	Second Amended and Restated Credit Agreement, dated as of January 24, 2005, by and among Black Box Corporation of Pennsylvania and SF Acquisition Co., as Borrowers, the Guarantors parties thereto, the Lenders parties thereto and Citizens Bank of Pennsylvania.[2]

[1]	Incorporated by reference to Exhibit 10.1 to the Form 8-K filed by Black Box Corporation on December 23, 2004.

[2]	Incorporated by reference to Exhibit (b)(2) to Amendment No. 4 to the Schedule TO filed by Black Box Corporation and SF Acquisition Co. on January 26, 2005.

99.1	Press Release, dated January 25, 2005.[3]

[3]	Incorporated by reference to Exhibit (a)(5)(D) to Amendment No. 4 to the Schedule TO filed by Black Box Corporation and SF Acquisition Co. on January 26, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Black Box Corporation

Date: January 28, 2005	By:	/s/ Michael McAndrew

Michael McAndrew,
Chief Financial Officer